Exhibit 99.1

ABIOMED INCREASES REVENUES BY 19% TO $27.2 MILLION

AND ACHIEVES NON-GAAP PROFITABILITY WHILE GENERATING $5 MILLION IN

CASH FOR THIRD QUARTER OF FISCAL 2011

-	Record U.S. Commercial Utilization of 752 Patients, Up 77% Over Prior Year

DANVERS, Mass. — February 3, 2011 – Abiomed, Inc. (NASDAQ: ABMD), a leading provider of breakthrough heart support technologies, today reported third quarter fiscal 2011 revenue of $27.2 million, up 19% compared to the same period of fiscal 2010.

Worldwide Impella revenue totaled $21.1 million, up 33% compared to revenue of $15.9 million during the same period of the prior year.

Financial and operating highlights during the third quarter of fiscal 2011 include:

•

A reported 752 U.S. commercial patients were treated with Impella 2.5, 5.0 or LD, a 77% increase compared to a reported 425 patients in the third quarter of fiscal 2010. As of December 31, 2010, over 4,000 U.S. patients have been treated with Impella since the Impella 2.5 510(k) clearance in June 2008.

•	U.S. Impella reorders of $16.9 million were up 106% from $8.2 million in the third quarter of fiscal 2010 and represented 87% of U.S. Impella revenue.

•

In alignment with the Company’s strategy to open fewer sites and drive deeper utilization at existing customer sites, an additional 29 U.S. hospitals purchased Impella 2.5 during the quarter, bringing the total to 493 customers. This compares to 66 hospitals added in the third quarter of fiscal 2010.

•	Gross margin rate for the third quarter of fiscal 2011 was 80%, compared to 75% in the third quarter of fiscal 2010.

•

Non-Impella revenue was $6.1 million for the third quarter of fiscal 2011, 12% lower than $6.9 million in the third quarter of fiscal 2010 and up 5% from $5.8 million in the second quarter of fiscal 2011.

•	GAAP net loss for the third quarter of fiscal 2011 was $0.8 million, or $0.02 per share, compared to a GAAP net loss of $4.6 million, or $0.12 per share for the third quarter of fiscal 2010.

•

Non-GAAP net income, which is described later in this press release for the third quarter of fiscal 2011, was $0.8 million, or $0.02 per share versus a non-GAAP net loss of $1.3 million or $0.03 per share, in the third quarter of fiscal 2010.

•	Cash, cash equivalents and short-term marketable securities totaled $59.2 million at December 31, 2010 compared to $54.1 million at September 30, 2010, representing an increase of $5.1 million.

•

Abiomed is today announcing the new Automated Impella Controller console, offering a new level of automation that enables clinicians the ability to easily monitor the use of the Impella device, providing a single source for critical decision making for the Impella family of catheters. The controller, which received FDA 510(k) clearance, incorporates a bi-ventricular Impella platform, which will include the Impella RP (right-side support).

•

On December 2, 2010, Abiomed announced it received conditional FDA approval to begin MINI-AMI, a prospective, randomized, controlled multi-site trial to assess the potential role of the Impella 2.5 in reducing infarct size in patients with ST-elevation myocardial infarction (STEMI).

•

On December 6, 2010, Abiomed announced that it ended the PROTECT II study and reported a first look at the interim results. More detailed results will be reported at the American College of Cardiology (ACC) show from April 2 – 5, 2011.

Based on third quarter fiscal 2011 results and a positive Impella outlook, the Company is raising prior full year worldwide revenue guidance of $93 million to $97 million to the range of $99 million to $101 million, representing a 16% to 18% increase over the prior fiscal year.

“Abiomed’s momentum continues to grow with best ever results for: revenue, gross margin, operating cash flow, and number of patients supported,” said Michael R. Minogue, Chairman, President and Chief Executive Officer of Abiomed. “Today, Abiomed is proud to report to the shareholders that our innovative company is now generating cash flow. This is an exciting time as the benefits of Impella are translating over to success in both patient outcomes and the Company’s financial performance.”

The Company will host a conference call to discuss the results on Thursday, February 3, 2011, at 8:00 a.m. ET. Michael R. Minogue, Chairman, President and Chief Executive Officer and Robert L. Bowen, Vice President and Chief Financial Officer, will host the conference call.

To listen to the call live, please tune into the webcast via http://investor.abiomed.com or dial 800.299.9086; the international number is 617.786.2903. The access participant code is 47464625. A replay of this conference call will be available beginning at 11 a.m. ET on February 3, 2011 through 11:59 p.m. ET on February 17, 2011. The replay phone number is 888-286-8010; the international number is 617-801-6888. The replay access code is 85462899.

ABOUT ABIOMED

Based in Danvers, Massachusetts, Abiomed, Inc. is a leading provider of medical devices that provide circulatory support to acute heart failure patients across the continuum of care in heart recovery. Our products are designed to enable the heart to rest, heal and recover by improving blood flow and/or performing the pumping of the heart. For additional information please visit: www.abiomed.com.

USE OF NON-GAAP MEASURES

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures of net income, net income per share, net loss and net loss per share, in each case excluding, where appropriate, stock-based compensation, intangibles amortization and other costs, expenses or income, all as further detailed in the financial tables accompanying this earnings announcement, which management believes are useful supplemental information to management and investors regarding the performance of the company’s business operations, provide a greater transparency with respect to key metrics used by management in its decision making, facilitate comparisons of results for current periods and assist in analyzing future trends. We believe that the inclusion of these non-GAAP financial measures in this earnings announcement helps investors to gain a meaningful understanding of our core operating results and future prospects, and can also help investors who wish to make comparisons between us and other companies on both a GAAP and a non-GAAP basis, particularly with respect to stock based compensation expenses. The non-GAAP financial measures included in this earnings announcement are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this earnings announcement may be different from, and therefore may not be comparable to, similar measures used by other companies. Although certain non-GAAP financial measures used in this release exclude the accounting treatment of stock based compensation expense and other items outlined in this release, these non-GAAP measures should not be relied upon independently, as they ignore the contribution to our operating results that is generated by the incentive and compensation effects of the underlying stock based compensation programs.

FORWARD-LOOKING STATEMENTS

This Release contains forward-looking statements, including statements regarding development of Abiomed’s existing and new products, the Company’s progress toward commercial growth, the Company’s projected revenues, and future opportunities and expected regulatory approvals. The Company’s actual results may differ materially from those anticipated in these forward-looking statements based upon a number of factors, including uncertainties associated with development, testing, regulatory approvals, anticipated future losses, complex manufacturing, high quality requirements, dependence on limited sources of supply, competition, technological change, government regulation, future capital needs and uncertainty of additional financing, and other risks and challenges detailed in the Company’s filings with the Securities and Exchange Commission, including the Annual Report filed on Form 10-K and the most recently filed Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this Release. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this Release or to reflect the occurrence of unanticipated events.

For further information please contact:

Aimee Maillett

978-646-1553

ir@abiomed.com

###

Abiomed, Impella, iPulse, BVS5000, AB5000, AbioCor and the Abiomed logo are all trademarks of Abiomed. Other company and product names may be trademarks of their respective owners.

Abiomed Inc

Reconciliation of GAAP to Non-GAAP Net Income/(Loss)

(in thousands, except for per share data)

	Three Months Ended		Nine Months Ended
	December 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009

Net loss on a GAAP basis	$(802)	$(4,565)	$(9,983)	$(19,999)

Share-based compensation expense:
– Cost of product revenue	51	139	163	393
– Research & development	214	374	750	892
– Selling, general and administrative	1,007	1,653	3,105	4,579

Legacy product inventory reserve for excess or obsolete
– Cost of product revenue	—	731	—	979

Athlone lease exit charge
– Selling, general and administrative	—	—	791	—

Amortization of intangible assets	295	382	1,034	1,107

Sale of World Heart Stock
– Other income/(expense)	—	—	(456)	—

Income tax effect of non-GAAP adjustments	—	—	—	—

Net income/(loss) on a non-GAAP basis	$765	$(1,286)	$(4,596)	$(12,049)

Net income/(loss) per share reconciliation

(in thousands, except for per share data)

	Three Months Ended		Nine Months Ended
	December 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009
Net loss per share on a GAAP basis	$(0.02)	$(0.12)	$(0.27)	$(0.54)

Share-based compensation expense:
– Cost of product revenue	—	0.01	0.01	0.01
– Research & development	—	0.01	0.02	0.03
– Selling, general and administrative	0.03	0.04	0.08	0.12

Legacy product inventory reserve for excess or obsolete
– Cost of product revenue	—	0.02	—	0.02

Athlone fair value charge
– Selling, general and administrative	—	—	0.02	—

Amortization of intangible assets	0.01	0.01	0.03	0.03

Sale of World Heart Stock
– Other income/(expense)	—	—	(0.01)	—

Income tax effect of non-GAAP adjustments	—	—	—	—

Net income/(loss) per share on a non-GAAP basis	$0.02	$(0.03)	$(0.12)	$(0.33)

Shares used in calculation of net income/(loss) per share on a non-GAAP basis	38,287	37,011	37,146	36,829

Abiomed, Inc. and Subsidiaries

Consolidated Balance Sheets

(in thousands, except share data)

	December 31, 2010	March 31, 2010
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$4,193	$4,788
Short-term marketable securities	54,980	53,477
Accounts receivable, net	12,872	13,516
Inventories	6,878	9,211
Prepaid expenses and other current assets	881	1,676

Total current assets	79,804	82,668
Property and equipment, net	6,060	6,753
Intangible assets, net	1,887	2,979
Goodwill	36,611	37,170

Total assets	$124,362	$129,570

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,556	$3,764
Accrued expenses	13,351	13,011
Deferred revenue	1,993	1,289

Total current liabilities	18,900	18,064
Long-term deferred tax liability	3,768	3,040
Other long-term liabilities	515	510

Total liabilities	23,183	21,614

Commitments and contingencies (Note 10)
Stockholders’ equity:
Class B Preferred Stock, $.01 par value	—	—
Authorized - 1,000,000 shares; Issued and outstanding - none
Common stock, $.01 par value	379	375
Authorized - 100,000,000 shares; Issued - 37,904,179 shares at December 31, 2010 and 37,484,018 shares at March 31, 2010;
Outstanding - 37,853,225 shares at December 31, 2010 and 37,433,064 shares at March 31, 2010
Additional paid-in-capital	377,007	372,425
Accumulated deficit	(272,998)	(263,015)
Treasury stock at cost - 50,954 at December 31, 2010 and March 31, 2010	(827)	(827)
Accumulated other comprehensive loss	(2,382)	(1,002)

Total stockholders’ equity	101,179	107,956

Total liabilities and stockholders’ equity	$124,362	$129,570

Abiomed, Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

(in thousands, except share data)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
Revenue:
Product	$26,915	$22,623	$71,734	$61,937
Funded research and development	329	176	888	797

Total Revenue	27,244	22,799	72,622	62,734

Costs and expenses:
Cost of product revenue excluding amortization of intangibles	5,437	5,772	16,129	16,290
Research and development	6,592	6,397	19,834	19,166
Selling, general and administrative	15,592	15,190	45,399	45,973
Amortization of intangible assets	295	382	1,034	1,107

	27,916	27,741	82,396	82,536

Loss from operations	(672)	(4,942)	(9,774)	(19,802)

Other income and expense:
Investment income, net	4	275	1	372
Gain on sale of WorldHeart stock	—	—	456	—
Other income (expense), net	30	62	(17)	(141)

	34	337	440	231

Loss before provision for income taxes	(638)	(4,605)	(9,334)	(19,571)
Income tax provision (benefit)	164	(40)	649	428

Net loss	$(802)	$(4,565)	$(9,983)	$(19,999)

Basic net loss per share	$(0.02)	$(0.12)	$(0.27)	$(0.54)
Weighted average shares outstanding	37,195	37,011	37,146	36,829